EXHIBIT 23.2

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Zarlink Semiconductor Inc. 1991 Stock Option Plan for Key Employees and Non-Employee Directors, as amended, of our report dated May 4, 2001 (except as to note 27 which is as of June 7, 2001) with respect to the consolidated financial statements of Zarlink Semiconductor Inc. (formerly known as Mitel Corporation) included in its Annual Report on Form 10-K for the year ended March 30, 2001, filed with the Securities and Exchange Commission.

                                                   Ernst & Young LLP
                                                   Chartered Accountants

Ottawa, Canada
February 25, 2002


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